Exhibit 10.25

Lancaster-Lebanon Intermediate Unit 13	Burle Business Park 1020 New Holland Avenue Lancaster, PA 17601 717-569-7331 www.lu13.org

Ms. Zaro:

Enclosed you will find two copies of a “Contract for Services” numbered 078-750-0027-00.  Please sign both copies, keep one for your records and return the other to the Pennsylvania Training and Technical Assistance Network, ATTN: Sandra Nace, 6340 Flank Drive, Suite 600, Harrisburg, PA, 1711.

Thank you,

Cliff Pogue
Program Administrator

c: file

CONTRACT FOR SERVICES

Contractor:            Vemics, Inc.
24 Front Street
Denville, NJ  07834

Lancaster-Lebanon Intermediate Unit 13 (the “IU”) and the Contractor named above (the “Contractor”) agree as follows:

1.	The services (the “Services) to be provided by the Contractor are described on the attached Exhibit A.

2.	The amount to be paid by the IU to the Contractor for the Services provided by the Contractor is the agreed upon amount of $4,500/event for a maximum of 16 events.

3.	This Agreement is for a term beginning July 1, 2007 and ending June 30, 2008.

4.
Contractor will furnish the IU with such information as the IU may request in connection with the Services and amounts to be paid to Contractor.  Payment for the Services rendered shall be made in accordance with the IU’s usual payment procedures.

5.
Invoices submitted by contractor must be substantiated with a listing that references the events by title and date.  Invoices should be submitted to the Pennsylvania Training and Technical Assistance Network,  ATTN:  Sandy Nace, 6340 Flank Drive, Suite 600, Harrisburg, PA 17112.

6.
This Agreement is subject to the General Terms and Conditions for Service Contracts set forth on the attached Exhibit B and the State Contractor’s Non-Discrimination Notice set forth on the attached Exhibit C.

Vemics, Inc.
By: /s/ Fred Zolla
Printed Name: Fred Zolla

Lancaster-Lebanon Intermediate Unit 13
By: /s/ Dr. Cynthia S. Burkhart
             Dr. Cynthia S. Burkhart

SERVICES

Provide Vemics LiveAccess ™ Total Managed Event Service for selected training events.  This Event Service is to include the following:

1.)	Provide up to 29 fully interactive live sites (passing online pre-qualification testing) that replicate a classroom
2.)	Provide one-way streaming of the audio/video/content to up to 200 sites (or views) with Internet access.
3.)	Record and provide web access views of the Archive Version of the training event for 30 days.
4.)	Provide technical support for software installation assistance, online training in the use of the system, technical and event monitoring, and help desk support.
5.)	Fully manage event service that includes live set-up, registration, participant and presenter training, and other pre-event testing activities.
6.)	Provide the use of 5 Vemics Kits (web camera, 2 microphones, headset with microphone) for each event.

EXHIBIT A,  Page 1 of 1

  GENERAL TERMS AND CONDITIONS FOR SERVICE CONTRACT

  1. Performance

  Contractor shall furnish all labor, supervisions, materials, supplies and equipment for the Services.

  2. Taxes

  Contractor shall pay all federal, state and local taxes pertaining to the Services or Contractor’s performance of the Services.

  3. Insurance

  (a)  Contractor shall obtain and maintain insurance as follows:

  (i) Automobile Liability – Automobile Liability Insurance covering all owned hired and non-owned vehicles in the amount of $1,000,000 per occurrence with not more than $1,000 per occurrence deductible or self-insurance retention.
  (ii) Workers’ Compensation – Workers’ Compensation Insurance, disability benefit and other social insurance as may be required by law.
  (iii) Comprehensive General Liability – Comprehensive General Liability Insurance in the amount of $1,000,000 per occurrence with not more than $1,000 per occurrence deductible or self-insurance retention.

  (b)  Contractor shall upon request submit insurance certificates (“Certificates”) evidencing required insurance coverages.

4.  Time for Completion

  Contractor shall perform and furnish the Services in a timely manner.  Any time specified for performance or completion of the Services is of the essence.

5. Termination

Lancaster-Lebanon Intermediate Unit No. 13 (“IU”) may at any time terminate the Contract.  Upon such termination, Contractor shall be paid for Services rendered to the date of termination and shall be entitled to no other additional amounts.

EXHIBIT B,  Page 1 of 2

6. Legal Compliance

Contractor shall comply with all governmental requirements applicable to the Services or Contractor’s performance of the Services.

7. Contractor

Contractor is an independent contractor to IU.  Contractor is not an agent or employee of IU, and Contractor is not authorized to make any representations or incur any liabilities on behalf of IU.

8. Indemnification

Contractor shall indemnify and hold harmless IU and each IU’s directors, officers, employees and agents from and of all costs (including reasonable counsel fees), claims, demands, actions and causes of action which relate to or arise by reason of any act or omission of Contractor (or any of the contractor’s directors, officers, employees, agents, or business invitees), whether such act of omission is intentional, reckless, negligent or inadvertent.

9. Assignment

Contractor shall not assign or subcontract Contractor’s obligations without the prior written consent of IU; and any assignment of subcontractor not consented to by IU shall be void.  Except as provided above, the Contract shall bind and benefit Contractor and IU and their respective successors and assigns.

10. Governing Law, Dispute Resolution

The Contract and any issues as to validity, construction or performance shall be governed by the laws of the Commonwealth of Pennsylvania.  Contractor and IU each agree that exclusive jurisdiction and venue for resolution of any disputes relating to the Services or the Contractor shall be in the Lancaster County, Pennsylvania, Court of Common Pleas.  IU and Contractor consent to such exclusive jurisdiction and venue.  Contractor hereby waives all rights to a jury trial and agrees that all disputes shall be resolved by a judge sitting without a jury.

EXHIBIT B, Page 2 of 2

STATE CONTRACTOR’S
NONDISCRIMINATION NOTICE

THE EQUAL EMPLOYMENT OPPORTUNITY REQUIREMENTS OF THE COMMONWEALTH’S CONTRACT COMPLIANCE PROGRAM FOR STATE CONTRACTORS COVERS ALL EMPLOYMENT PRACTICES WHICH INCLUDE HIRING, RECRUITMENT, PLACEMENT, SELECTION FOR TRAINING, PROMOTION AND COMPENSATION.

STATE CONTRACTOR’S AND THEIR SUBCONTRACTORS MUST INSURE THAT APPLICANTS AND EMPLOYEES ARE NOT DISCRIMINATED AGAINST ON THE BASIS OF RACE, COLOR, RELIGIONS CREED, ANCESTRY, NATIONAL ORIGIN, AGE, DISABILITY, OR SEX.  COMPLIANCE REVIEWS ARE CONDUCTED BY THE COMMONWEALTH TO INSURE THAT THESE REQUIREMENTS ARE MET.

Our company is a state contractor and is committed to the principles of EQUAL EMPLOYMENT OPPORTUNITY for all persons.  We have agreed to the Non-Discrimination Clause in our contract in accordance with the Commonwealth requirements.

Employees of our company who would like to receive additional information about the nondiscrimination requirements should contact the personnel manager of this company or:

THE BUREA OF CONTRACT ADMINISTRATION AND BUSINESS
DEVELOPMENT
COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF GENERAL SERVICES
502 NORTH OFFICE BUILDING
HARRISBURG, PA  17125
TELEPHONE (717) 787-7380